Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-203970 and 333-214015) and Registration Statement (Form F-3 No. 333-215404) of our report dated March 30, 2017, with respect to the consolidated financial statements of Kornit Digital Ltd. and its subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 30, 2017	KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global